Exhibit 99.4

Descrypto Holdings Announces Closing of the OpenLocker Acquisition

Transaction Marks a Key Milestone in Descrypto’s move to Dominate the Sports NFT Industry

West Palm Beach, FL. June 6, 2022 – Descrypto Holdings, Inc., (“Descrypto”) (OTC: DSRO) a diversified NFT and blockchain holding company is pleased to announce that it has acquired OpenLocker Inc. (“OpenLocker”). OpenLocker is a sports marketing and technology startup that has developed a fan-friendly NFT platform for athletes to monetize their fan engagement with innovative digital collectibles. OpenLocker has positioned itself as a leader in the use of blockchain technology to create immersive fan experiences with athletes’ Name, Image and Likeness (NIL) from the grassroots to professional levels.

OpenLocker successfully launched its hyper fan engagement strategy at the University of Connecticut with the Bone Yard Huskyz Club which featured all eligible members of the men’s basketball team in February 2022. Ownership of an athlete NFT gives fans access to an exclusive community with privileges such as invitations to VIP events, rewards and early access to future NFT drops with additional athletes from other teams at the university. In April 2022, OpenLocker brought its technology solution to the thoroughbred racing industry with the OpenStable marketplace, offering NFTs of leading contenders in the 2022 Kentucky Derby and Kentucky Oaks. With the goal of engaging the next generation of thoroughbred racing fans, the platform enables fans to enjoy the journey of a horse through its racing career.

The OpenLocker management team brings extensive experience in financial markets, digital marketing, grassroots and college athletics.

The OpenLocker acquisition was effected through a share exchange. Descrypto also agreed to certain financial commitments going toward working capital to grow the business.

Howard Gostfrand, CEO of Descrypto, commented, “We are thoroughly excited to have acquired OpenLocker. We are firm believers that the sports landscape is shifting toward digital ownership of assets and hunger for more fan engagement. We believe we can deliver that with this acquisition. The OpenLocker team has proven that they have a strong growth plan, a keen understanding of the sports NFT market potential, and an ability to seamlessly integrate technology into the fan experience. We believe OpenLocker will deliver tremendous value to shareholders.”

Mr. Gostfrand continued, “We believe that the sports opportunity in Web 3.0 and the metaverse is enormous. Descrypto intends to be a significant player in this phenomenon. We expect that the acquisition of OpenLocker will jumpstart our development.”

“We are excited about the opportunities for growth that the acquisition by Descrypto will bring. Blockchain technology for athletes and the digital evolution of sports collectibles is still in the early innings. We believe that this combination positions us further ahead on the cutting edge of technology and innovation.” said Brian Klatsky, Founder of OpenLocker.

Spartan Capital Securities served as exclusive advisor on the transaction.

Descrypto Holdings, Inc. is a diversified NFT and blockchain platform and holding company. We are focused on the Sports and Entertainment NFT and blockchain infrastructure, providing investors an opportunity to invest directly into the emerging industry with exponential growth opportunities. Descrypto is focused on delivering shareholder value by acquiring and developing high-quality companies and key personnel while increasing the value and adoption of blockchain technologies worldwide.

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Descrypto’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Descrypto’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Descrypto assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information visit: www.descrypto.io.

Investor Contact

Howard Gostfrand, CEO

hgostfrand@descrypto.io